                     SCHEDULE 14A INFORMATION
             Proxy Statement Pursuant to Section 14(a)
                              of the
                 Securities Exchange Act of 1934
                       (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement        [  ] Confidential, for Use of the
                                             Commission Only (as
                                             permitted by Rule 14a-
                                             6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec.
240.14a-12

                            WICOR, Inc.
          -----------------------------------------------
         (Name of Registrant as Specified in its Charter)

-----------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
     2)  Form, Schedule or Registration Statement No.:
     3)  Filing Party:
     4)  Date Filed:

                                    WICOR
                          626 East Wisconsin Avenue
                                 P.O. Box 334
                             Milwaukee, WI  53201

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held April 23, 1998


To the Shareholders of
WICOR, Inc.:

     NOTICE IS HEREBY GIVEN THAT the Annual Meeting of
Shareholders of WICOR, Inc. will be held Thursday, April 23,
1998, at 2:00 P.M. (local time), at the Italian Community Center,
631 East Chicago Street, Milwaukee, Wisconsin, for the following purposes:

     1. To elect four directors to hold office until the 2001
        Annual Meeting of Shareholders and until their successors are duly elected and qualified.

        2. To approve the 1994 Long-Term Performance Plan, as amended.

        3. To consider and act upon any other business which may be properly brought before the Annual Meeting or any adjournment or postponement thereof.

     The close of business Monday, February 23, 1998, has been fixed as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

     A proxy and Proxy Statement are enclosed herewith.

                                    By Order of the Board of Directors



                                    Robert A. Nuernberg
                                    Secretary

March 13, 1998

YOUR VOTE IS IMPORTANT.  TO ASSURE YOUR REPRESENTATION AT THE ME
ETING, PLEASE DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE
BOARD OF DIRECTORS, SIGN EXACTLY AS YOUR NAME APPEARS, AND RETURN
IMMEDIATELY.

                                      WICOR
                            626 East Wisconsin Avenue
                                   P.O. Box 334
                            Milwaukee, Wisconsin 53201



                                  PROXY STATEMENT
                                        FOR
                          ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held April 23, 1998


    This Proxy Statement is being furnished to shareholders by the Board of Directors of WICOR, Inc. (the "Company") beginning on or about March 13, 1998, in connection with a solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, April 23, 1998, at 2:00 P.M.(local time), at the Italian Community Center, 631 East Chicago Street, Milwaukee, Wisconsin, and at all adjournments or postponements thereof, for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

    Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke the proxy. Any shareholder giving a proxy may revoke it at any time before it is exercised by giving notice thereof to the Company in writing or in open meeting. Unless so revoked, the shares represented by proxies received by the Board will be voted at the Annual Meeting and at any adjournment or postponement thereof. A properly executed proxy will be voted as directed therein by the shareholder.

    Only holders of record of the Company's Common Stock, $1 par value ("Common Stock"), at the close of business on February 23, 1998, are entitled to vote at the Annual Meeting and at any adjournment or postponement thereof. On that date, the Company had outstanding and entitled to vote 18,627,281 shares of Common Stock. The record holder of each outstanding share of Common Stock is entitled to one vote per share.

    The Company is a holding company. Its principal subsidiaries include Wisconsin Gas Company ("Wisconsin Gas"), WICOR Industries, Inc. ("WICOR Industries"), Sta-Rite Industries, Inc. ("Sta-Rite"), SHURflo Pump Manufacturing Co.("SHURflo"), Hypro Corporation ("Hypro"), WICOR Energy Services Company ("WICOR Energy") and FieldTech, Inc. ("FieldTech").


ITEM NO. 1:  ELECTION OF DIRECTORS

    The Board consists of 10 directors. The Company's By-laws provide that the directors shall be divided into three classes, with staggered terms of three years each. At the Annual Meeting, shareholders will elect four directors to hold office until the 2001 Annual Meeting of Shareholders and until their successors are duly elected and qualified. Directors are elected by a plurality of the votes cast (assuming a quorum is present at the Annual Meeting). Consequently any shares not voted, whether due to abstentions, or otherwise, have no impact on the election of directors. However, abstentions are counted in determining whether a quorum is present at the meeting.

    Unless shareholders otherwise specify, the shares represented by the proxies received will be voted "FOR" the indicated nominees for election as directors. The Board has no reason to believe that any of the listed nominees will be unable or unwilling to continue to serve as a director if elected.
However, in the event that any nominee should be unable or for good cause unwilling to serve, the shares represented by proxies received will be voted for another nominee selected by the Board.

    The following sets forth information regarding the four nominees for election as directors and the six continuing directors. Except as otherwise noted, each such person has engaged in the principal occupation or employment and held the offices shown for more than the past five years.

              NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
                 For Three-Year Terms Expiring April, 2001

A photograph of each nominee and director continuing in office appears adjacent to the nominee's/director's name and personal information

WENDELL F. BUECHE                  Mr. Bueche, 67, is the Chairman and a
Audit and Compensation             director of IMC Global, Inc., a producer
  Committees                       and marketer of crop nutrients. He was
Director since 1984                named to that position in 1997.  He served
                                   as Chairman and Chief Executive Officer of
                                   IMC from 1994 to 1997 and as President and Chief Executive Officer from 1993 to 1994.
                                   Mr. Bueche previously was Chairman,
                                   President and Chief Executive Officer of
                                   Allis-Chalmers Corporation. Mr. Bueche is a director of Marshall & Ilsley Corporation and M&I Marshall & Ilsley Bank.

DANIEL F. McKEITHAN, JR.           Mr. McKeithan, 62, is President, Chief
Compensation and Retirement        Executive Officer and a director of
  Plans Investment (Chairman)      Tamarack Petroleum Company, Inc., an
  Committees                       operator of producing oil and gas wells.
Director since 1989                Since 1995 he has also been President and
                                   Chief Executive Officer of both Active
                                   Investor Management, Inc., a manager of oil and gas wells, and SeisTech Development, Inc., an oil and gas exploration and development company. He is a director of Firstar Corporation and The Marcus
                                   Corporation, and is a Trustee of The
                                   Northwestern Mutual Life Insurance Company.

GEORGE E. WARDEBERG                Mr. Wardeberg, 62, is Chairman and Chief
Nominating Committee               Executive Officer of the Company and
Director since 1992                Chairman of its subsidiaries. He was
                                   elected Chairman and Chief Executive
                                   Officer of the Company in 1997. Previously, he was President and Chief Executive
                                   Officer of the Company from 1994 to 1997.
                                   He has held his positions with Wisconsin
                                   Gas, Sta-Rite and SHURflo since 1994; with
                                   Hypro and WICOR Energy since 1995; and with FieldTech since 1996. He served in other executive capacities with the Company and its subsidiaries beginning in 1989. He is a director of M&I Marshall & Ilsley Bank and
                                   Twin Disc, Inc.

ESSIE M. WHITELAW                  Ms. Whitelaw, 49, is Vice President -
Nominating and Retirement          National Business Development and Govern-
  Plans Investment Committees      ment Employee Services of Blue Cross & Blue
Director since 1992                Shield United of Wisconsin, a comprehensive
                                   health care insurer. She has held her
                                   current position since 1997. Previously, she served as President and Chief Operating
                                   Officer of Blue Cross & Blue Shield United from 1992 to 1997. She is a director of Universal Foods Corporation.

               MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
                               TERMS EXPIRING APRIL, 1999

JERE D. McGAFFEY                Mr. McGaffey, 62, is a partner in the law firm
Nominating (Chairman) and       of Foley & Lardner.(1) He has been in practice
  Retirement Plans Investment   with that firm since 1961 and has been a
  Committees                    partner since 1968. Mr. McGaffey is a director
Director since 1980             of Smith Investment Company.

THOMAS F. SCHRADER              Mr. Schrader, 48, is President and Chief
Director since 1988             Operating Officer of the Company and Vice
                                Chairman of Wisconsin Gas, WICOR Energy and
                                FieldTech. He was elected to those positions in 1997. Previously, he served as President and Chief Executive Officer of Wisconsin Gas,
                                WICOR Energy and FieldTech, and Vice President of the Company. Mr. Schrader is a director of Firstar Bank Milwaukee, N.A.

STUART W. TISDALE               Mr. Tisdale, 69, retired as Chairman and Chief
Audit and Nominating            Executive Officer of the Company in 1994. He
  Committees                    is a director of Marshall & Ilsley Corporation
Director since 1980             Corporation, M&I Marshall & Ilsley Bank,
                                Modine Manufacturing Co. and Twin Disc Inc.

                MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
                           TERMS EXPIRING APRIL, 2000

WILLIE D. DAVIS                 Mr. Davis, 63, is President, Chief
Audit (Chairman) and            Executive Officer and a director of All Pro
  Compensation Committees       Broadcasting, Inc., which owns and operates
Director since 1990             radio stations in Los Angeles and Milwaukee.
                                Mr. Davis is a director of Alliance Bank, The
                                Dow Chemical Co., Johnson Controls, Inc.,
                                Kmart Corp., L.A. Gear Inc., MGM Grand Inc.,
                                Rally's Hamburgers, Inc., Sara Lee Corporation and Strong Capital Management, Inc.

GUY A. OSBORN                   Mr. Osborn, 62, retired as Chairman of
Compensation (Chairman) and     Universal Foods Corporation, an international
  Retirement Plans Investment   manufacturer and marketer of value-added food
  Committees                    products, in 1997. He is a director of
Director since 1987             Universal Foods Corporation and Fleming
                                Companies, Inc., and is a Trustee of The
                                Northwestern Mutual Life Insurance Company.

WILLIAM B. WINTER Mr.           Winter, 69, retired as Chairman, Chief
Audit and Nominating            Executive Officer and a director of Bucyrus-
  Committees                    Erie Company, a manufacturer of mining
Director since 1980             machinery, and its parent corporation B-E
                                Holdings Inc., in 1994.

(1) Foley & Lardner was retained in 1997 by the Company and its subsidiaries to provide legal services and has been similarly retained in 1998.

THE  BOARD  RECOMMENDS A VOTE "FOR" ALL NOMINEES FOR ELECTION  AS
DIRECTORS,  ITEM  NO.  1.  PROXIES  SOLICITED  BY  THE  BOARD  OF
DIRECTORS  WILL  BE  SO  VOTED  UNLESS  SHAREHOLDERS  SPECIFY   A
DIFFERENT CHOICE.

THE BOARD OF DIRECTORS

GENERAL

    The Board held seven meetings in 1997. Each director attended at least 75% of the total of such meetings and meetings of any committees on which such director served. The Board maintains standing Audit, Nominating, Compensation, and Retirement Plans Investment Committees.

    The Audit Committee held two meetings in 1997. The committee's functions include recommending the selection of the independent auditors each year; consulting with the independent auditors regarding the scope and plan of audit, internal controls, fees, non-audit services (including the possible effect of such services on the independence of the auditors), the audit report and related matters; reviewing other accounting, internal audit and financial matters; investigating accounting, auditing or financial exceptions which may occur; and overseeing the corporate compliance programs of the Company and its subsidiaries.

    The Nominating Committee held two meetings in 1997. The committee's functions include recommending those persons to be nominated by the Board for election as directors of the Company at the next Annual Meeting of Shareholders and recommending the person to fill any unexpired term on the Board which may occur. The committee will consider nominees recommended by shareholders, but has no established procedures which must be followed to make recommendations.

    The Compensation Committee held three meetings in 1997. The committee's functions include reviewing and recommending adjustments to the salaries of the officers of the Company and the presidents of its subsidiaries; administering the 1987 Stock Option Plan, the 1992 Director Stock Option Plan, the Director Deferred Stock Plan, the 1994 Long-Term Performance Plan and the other incentive compensation plans of the Company and its subsidiaries; and reviewing and recommending director compensation.

    The Retirement Plans Investment Committee held three meetings in 1997. The committee's functions include generally overseeing the management of Company and subsidiary retirement and other employee benefit and welfare plans. The committee determines investment policy, selects the trustees and investment managers, and monitors and evaluates the performance of the trustees and investment managers. The committee also recommends to the Board changes in plan design.


COMPENSATION OF DIRECTORS

    The Company revised its director compensation program effective January 1, 1997, to eliminate the retirement plan for directors, to tie more of the directors' compensation to the performance of the Common Stock, and to adjust the overall compensation level. Only non-employee directors receive compensation for service as directors.

    Cash Compensation. The Company pays its directors the following cash compensation: an annual retainer fee of $6,000, $600 for each Board meeting they attend, and $900 for each Board committee meeting they attend. Committee chairmen are paid an additional annual retainer fee of $1,000 and receive meeting fees for meetings with the Chief Executive Officer of the Company relating to committee business. Wisconsin Gas pays its directors an annual cash retainer fee of $4,000, and $600 for each Board meeting they attend.

Presently, all directors of Wisconsin Gas are also directors of the Company. Any fees payable to directors in cash may, at the option of each individual director, be deferred for future payment as discussed below.

    Deferred Compensation. The Company and Wisconsin Gas have identical deferred stock plans for directors. Under the deferred stock plans, each director receives on January 1 of each year, 557 deferred stock units (334 from the Company and 223 from Wisconsin Gas). Each stock unit has an economic value equivalent to a share of Common Stock. As of December 31, 1997, these deferred stock units had a value of $25,866 based on the price of a share of Common Stock on that date ($46.4375). Each deferred stock unit is credited with an amount equal to the dividend paid on a share of Common Stock if and when such dividends are declared and paid. Such dividend-equivalent amounts will be converted into deferred stock units based on the per-share price on the dividend payment date. When a director retires, leaves the Board or dies, the director's account balance will be paid out in shares of Common Stock. The Company (for itself and on behalf of Wisconsin Gas) intends to purchase Common Stock on the open market from time to time in its discretion to accumulate shares of Common Stock to be used for settlement of deferred stock balances. However, neither the Company nor Wisconsin Gas intends to fund its future payment obligations under its deferred stock plan. On January 1, 1997, directors also received a one-time grant of deferred stock units corresponding to the then present value of their accrued benefit under the director retirement plan which was terminated on December 31, 1996.

    The Company and Wisconsin Gas each maintain a deferred compensation plan for directors which entitles a director to defer directors' fees otherwise payable in cash for payment when the director ceases to be a director. Fees may be deferred for settlement in cash or shares of Common Stock, at the election of the director. Amounts deferred for settlement in cash accrue interest at the prevailing announced prime interest rate of a major commercial bank. Amounts deferred for settlement in Common Stock are converted into deferred stock units based on the per-share price on the date of deferral. Each deferred stock unit will be credited with an amount equal to the dividend paid on a share of Common Stock if and when such dividends are declared and paid. Each director may elect to receive payment of the director's deferred account balance in a lump sum or in equal installments over ten years.

    All amounts deferred are unsecured. The Company has entered into an executive trust agreement with Marshall & Ilsley Trust Company to provide a means of segregating assets for the payment of director deferred compensation, subject to the claims of the Company's creditors. Such trust is only nominally funded until the occurrence of a potential change of control.

    Stock Options. Directors participate in the 1992 Director Stock Option Plan, pursuant to which options to purchase 2,000 shares of Common Stock are automatically granted annually on the fourth Tuesday in February to each non-employee director. The exercise price per share for options granted under the 1992 Director Stock Option Plan is equal to the fair market value of a share of Common Stock on the date of grant. On February 25, 1997, Messrs. Bueche, Davis, McGaffey, McKeithan, Osborn, Tisdale and Winter and Ms. Whitelaw each received an option to purchase 2,000 shares of Common Stock at a per-share exercise price of $36.125. Options granted under the 1992 Director Stock Option Plan are immediately exercisable and have a ten-year term; provided, however, that no option may be exercised after 24 months have elapsed from the date the optionee ceased being a director. On February 24, 1998, options to purchase an additional 2,000 shares of Common Stock were granted to each non-employee director at a per-share exercise price of $46.875.

SECURITY OWNERSHIP OF MANAGEMENT

    The following tabulation sets forth the number of shares of Common Stock beneficially owned, as of February 28, 1998, by each director and nominee, each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group. The tabulation also reflects the number of deferred stock units held by each such person.

                           Amount and Nature
   Name of                  of Beneficial     Percent of   Deferred Stock
Beneficial Owner         Ownership (1) (2) (3)  Class (4)     Units (5)
----------------------   ---------------------  ---------  ---------------
Wendell F. Bueche             14,168               -          6,520
Willie D. Davis               12,533               -          4,474
James C. Donnelly             85,616               -
Jere D. McGaffey              15,229               -          4,934
Daniel F. McKeithan, Jr.      13,000               -          4,446
Robert A. Nuernberg           44,284               -
Guy A. Osborn                 14,000               -          4,948
Thomas F. Schrader           141,811               -
Stuart W. Tisdale             90,081 (6)           -          4,747
George E. Wardeberg           99,999 (7)           -
Joseph P. Wenzler            142,419 (8)           -
Essie M. Whitelaw             12,000               -          1,949
William B. Winter             14,588 (9)           -          6,415

All directors and
  executive officers as
  a group (14 persons)       699,728             3.8%        38,433


(1) Except as otherwise noted in the footnotes to the table, each beneficial owner exercises sole voting and investment power with respect to the shares shown as owned beneficially.

(2) Includes the following numbers of shares covered under options exercisable as of or within 60 days of February 28, 1998: Mr. Donnelly, 75,649; Mr. Nuernberg, 31,248; Mr.
     Schrader, 98,824; Mr. Wardeberg, 54,499; Mr. Wenzler, 90,650; Messrs Bueche, Davis, McGaffey, McKeithan, Osborn and Winter and Ms. Whitelaw, 12,000 each; Mr. Tisdale, 10,000; and all directors and executive officers as a group, 448,870.

(3) Includes the following numbers of shares of restricted stock over which the holders have sole voting but no investment power: Mr. Donnelly, 5,500; Mr. Nuernberg, 1,200; Mr. Schrader, 6,000; Mr. Wardeberg, 11,600; and Mr. Wenzler, 4,500; and all directors and executive officers as a group, 28,800. The number of shares include restricted stock grants to become effective April 23, 1998, following approval by the shareholders of the 1994 Long-Term Performance Plan, as amended. See "Item No. 2, Approval of the 1994 Long-Term Performance Plan, as amended - Outstanding Future Awards." The restricted stock vests three years after grant if the Company's total return to shareholders for the three-year period exceeds a pre-established goal.

(4) Where no percentage figure is set out in this column, the person owns less than 1% of the outstanding shares.

(5) Deferred stock units are issued under the deferred stock plans and the deferred compensation plan discussed under "Compensation of Directors - Deferred Compensation."

(6)  Includes 4,852 shares owned by Mr. Tisdale's spouse.

(7)  Includes 4,200 shares owned jointly by Mr. Wardeberg and his spouse.

(8)  Includes 526 shares owned by Mr. Wenzler's spouse.

(9)  Includes 2,588 shares owned by Mr. Winter's spouse.



EXECUTIVE COMPENSATION

The following tabulation is a three-year summary of the compensation awarded or paid to, or earned by, the persons who served as Company's chief executive officer during 1997 and each of the Company's four other most highly compensated executive officers whose total cash compensation exceeded $100,000 in 1997.

                                  SUMMARY COMPENSATION TABLE

                                                                             Long Term
                                          Annual Compensation            Compensation Awards
                                     ----------------------------    --------------------------
                                                                                     Securities
                                                                     Restricted      Underlying     All Other
Name and Principal                                                      Stock         Options/    Compensation
Position                             Year   Salary ($)   Bonus ($)   Awards ($)(2)    SARs (#)      ($) (3)
------------------------------       ----   ----------   ---------   -------------   ----------   ------------
George E. Wardeberg, Chairman        1997   $ 440,833    $185,200                      20,000       $ 19,233
  and Chief Executive Officer        1996   $ 393,750    $217,638      $ 264,000       20,000       $ 17,250
  of the Company and its sub-        1995   $ 368,750    $192,455                      15,000       $ 16,250
  sidiaries (4)(7)

Thomas F. Schrader, President        1997   $ 321,616    $144,700                      10,000       $ 14,465
  and Chief Operating Officer        1996   $ 290,650    $177,903      $ 132,000       10,000       $ 13,126
  of the Company and Vice            1995   $ 278,500    $176,857                      10,000       $ 12,640
  Chairman of certain of its
  subsidiaries(5)

James C. Donnelly, Vice-Pres-        1997   $ 287,250    $ 78,000                      10,000       $ 14,775
  ident of the Company  and          1996   $ 277,525    $ 59,218      $ 132,000       10,000       $ 12,735
  President and Chief Execu-         1995   $ 267,800    $ 28,253                      10,000       $ 13,185
  tive Officer of Sta-Rite

Joseph P. Wenzler, Senior            1997   $ 286,825    $ 96,400                       7,500       $ 13,073
  Vice President, Treasurer          1996   $ 272,050    $120,296      $  99,000        7,500       $ 12,382
  and Chief Financial Officer        1995   $ 261,850    $106,700                       7,500       $ 11,974
  of the Company; Vice Presi-
  dent and Chief Financial
  Officer of Wisconsin Gas;
  Secretary and Treasurer of
  SHURflo and Hypro; and Vice-
  President and Treasurer of
  WICOR Energy and FieldTech (6)(7)

Robert A. Nuernberg, Secretary       1997   $ 148,875    $ 39,000                       2,000       $  7,444
  of the Company, WICOR Energy       1996   $ 142,750    $ 49,125      $  26,400        2,000       $  7,138
  and FieldTech; Vice Presi-         1995   $ 138,000    $ 48,307                       2,000       $  6,900
  dent-Corporate Relations and
  Secretary of Wisconsin Gas (7)

(1)The aggregate amount of personal benefits provided by the Company and its subsidiaries to the executive officers named in this table in any year did not exceed the lesser of $50,000 or 10% of each officer's annual salary and bonus reported in the table for any of the years indicated.

(2)The amounts in the table reflect the market value on the date of grant of restricted stock awarded under the 1994 Long-Term Performance Plan. The number of shares of restricted stock held by the executive officers named in the table and the market value of such shares as of December 31, 1997, were as follows: Mr. Wardeberg, 8,000 shares, $371,500; Messrs. Schrader and Donnelly, 4,000 shares, $185,750; Mr. Wenzler, 3,000 shares, $139,313; and Mr. Nuernberg, 800 shares, $37,150. The restricted stock vests three years after issuance provided the Company's three-year total return to shareholders exceeds a pre-established goal. Holders of shares of restricted stock are entitled to receive dividends on such shares. The numbers of shares of restricted stock held by the named officers on February 28, 1998, are set out in footnote 3 to the Security Ownership of Management table.

(3)The amounts shown in this column for 1997 are comprised of the following items: Company contributions to 401(k) and supplemental savings plans: Mr. Wardeberg, $19,233; Mr. Schrader, $14,465; Mr. Donnelly, $13,090; Mr. Wenzler, $13,073; and Mr. Nuernberg, $7,444; and above-market earnings on deferred compensation: Mr. Donnelly, $1,685.

(4)On July 22, 1997, Mr. Wardeberg was elected Chairman and
   Chief Executive Officer of the Company. He previously served as President and Chief Executive Officer. He continues as
   Chairman of the Company's subsidiaries.

(5)On July 22, 1997, Mr. Schrader was elected President and Chief Operating Officer of the Company. He previously served as Vice President. On December 16, 1997, Mr. Schrader was elected Vice Chairman of Wisconsin Gas, WICOR Energy and FieldTech. He previously served as President and Chief Executive Officer of those subsidiaries.

(6)On July 22, 1997, Mr. Wenzler was elected Senior Vice President, Treasurer and Chief Financial Officer of the Company. He previously served as Vice President, Treasurer and Chief Financial Officer. He continues in his positions with the Company's subsidiaries.

(7)These executive officers were elected to their positions with SHURflo in 1993, Hypro and WICOR Energy in 1995, and
   FieldTech in 1996.

Stock Option Information

    The Company has in effect benefit plans pursuant to which options to purchase Common Stock may be granted to key employees (including executive officers) of the Company and its subsidiaries. The following tabulation sets forth information regarding grants of options made by the Company in 1997 to the executive officers named in the Summary Compensation Table. No SARs were awarded in 1997.

                        OPTION/SAR GRANTS IN 1997 FISCAL YEAR

                                Individual Grants
---------------------------------------------------------------------------------
                     Number of Sec.   Percent of Total                              Grant
                       Underlying     Options Granted  Exercise or                   Date
                      Options/SARs      to Employees       Base        Expiration   Present
Name                 Granted (#) (1)   in Fiscal Year  Price ($/sh.)      Date     Value (2)
-------------------  ---------------  ----------------  -------------  ----------  ---------
George E. Wardeberg        20,000           7.9           $ 35.1875     2/18/07    $ 84,400

Thomas F. Schrader         10,000           3.9           $ 35.1875     2/18/07    $ 42,200

James C. Donnelly          10,000           3.9           $ 35.1875     2/18/07    $ 42,200

Joseph P. Wenzler           7,500           3.0           $ 35.1875     2/18/07    $ 31,650

Robert A. Nuernberg         2,000           0.8           $ 35.1875     2/18/07    $  8,440

(1)The options reflected in the table (which are nonstatutory stock options for purposes of the Internal Revenue Code) were granted on February 18, 1997 and vest ratably over the three-year period from the date of grant.

(2) Amounts in this column were calculated using the Black-Scholes option pricing model. The model assumes: (a) an option term of 10 years and an average life of 5.64 years; (b) a risk-free interest rate of 5.09%; (c) volatility (variance of rate of return) of 15.94%; and (d) a dividend yield of 4.8%. The actual value, if any, that an optionee may realize upon exercise will depend upon the excess of the price of the Common Stock over the option exercise price on the date that the option is exercised. There is no assurance that the value received by the optionee will be at or near the value estimated by the Black-Scholes model.

   The following tabulation sets forth information regarding the exercise of stock options during 1997 and the unexercised options held at December 31, 1997, by each of the executive officers named in the Summary Compensation Table.


                      AGGREGATED OPTION/SAR EXERCISES IN 1997 FISCAL YEAR,
                               AND FY-END OPTION/SAR VALUES

                                                   Numbers of
                                              Securities Underlying     Value of Unexercised
                                               Unexercised Options/     In-the-Money Options/
                       Shares                   SARs at FY-End (#)        SARs at FY-End ($)
                    Acquired on    Value    ------------------------- -------------------------
Name                Exercise(#) Realized($) Exercisable Unexercisable Exercisable Unexercisable
------------------- ----------- ----------- ----------- ------------- ----------- -------------
George E. Wardeberg      0        $   0       36,166       38,334     $  594,699  $  495,113

Thomas F. Schrader       0        $   0       93,424       20,001     $2,121,815  $  262,725

James C. Donnelly        0        $   0       65,649       20,001     $1,424,103  $  262,725

Joseph P. Wenzler        0        $   0       87,750       15,000     $2,027,881  $  197,031

Robert A. Nuernberg      0        $   0       29,249        4,001     $  687,907  $   52,651

PENSION AND RETIREMENT PLANS

    The Company and its subsidiaries maintain pension and retirement plans in which the executive officers and other employees participate. The Company and its subsidiaries also maintain supplemental retirement plans for officers and certain other employees to reflect certain compensation that is excluded under the retirement plans and to provide benefits that otherwise would have been accrued or payable except for the limitations imposed by the Internal Revenue Code.

    Effective January 1, 1998, the basic pension plan was amended to restate the benefit accrual as a "cash balance" formula.
Under a cash balance pension plan, a participant's benefit is based on an annual accrual of a percentage of current year's compensation, with such annual accruals being combined and adjusted by an earnings factor. The actual pension benefit is then determined by converting such lump sum balance into an equivalent annuity value.

    The Company's cash balance formula provides an annual accrual of 6% of salary and bonus, with a guaranteed earnings rate of 4%. In its discretion, the Company may amend the plan from year to year to grant a higher earnings rate for the applicable year. In order to recognize the pre-1998 service and compensation of current participants, the plan grants each participant a special transition credit. In addition, in order to protect such existing participants, the revised pension plan guarantees that for employment through December 31, 2007, the benefit accrual will not be less under the new cash balance formula than under the pre-1998 final average earnings formula.

    The plan's actuaries project that for long-service employees the revised cash balance formula will provide substantially equivalent benefits commencing at age 65 as under the pre-1998 "final average earnings" formula. Such projection is subject to the applicable earnings rate that is applied from time to time to the cash balance account and to future interest rates. The plan's actuaries have projected the ultimate benefits for the named executive officers. Because of the ten-year guarantee until the end of 2007 and the fact that Messrs. Wardeberg, Wenzler and Nuernberg will have attained age 65 prior to that time, the actuaries project that the pre-1998 final average earnings formula will provide the better benefit.

    The following tabulation sets forth estimated annual retirement benefits payable under the pension plans, as supplemented, for Messrs. Wardeberg, Wenzler and Nuernberg. It is based on the final average earnings formula for the indicated levels of final average earnings with various periods of credited service. Benefits reflected in the table are based on a straight life annuity and an assumed age of 65. The election of other available payment options would change the retirement benefits shown in the table. The plan does not provide for reduction of retirement benefits to offset Social Security or any other retirement benefits.

                             PENSION PLAN TABLE

Remuneration       10           15           20           25          30
------------   ----------   ----------   ----------   ----------  ----------
$  300,000     $  58,726    $  88,089    $ 117,452    $  134,384  $ 138,884

$  400,000     $  78,526    $ 117,789    $ 157,052    $  179,684  $ 185,684

$  500,000     $  98,326    $ 147,489    $ 196,652    $  224,984  $ 232,484

$  600,000     $ 118,126    $ 177,189    $ 236,252    $  270,284  $ 279,284

$  700,000     $ 137,926    $ 206,889    $ 275,852    $  315,584  $ 326,084

$  800,000     $ 157,726    $ 236,589    $ 315,452    $  360,884  $ 372,884

    For Messrs. Schrader and Donnelly, who have more than 10 years until their attainment of the normal retirement age of 65, using a 6.5% earnings assumption and assuming continuation of compensation at the level paid in 1997 as defined in the plan, the plan actuaries projected estimated annual benefits under the pension plan, as supplemented, payable upon retirement at normal retirement age of 65 of $280,995 and $139,660, respectively.

    The compensation covered by the pension plan, as supplemented, for the named executive officers includes all compensation reported for each individual as salary and bonus in the Summary Compensation Table. Messrs. Wardeberg, Schrader,
Donnelly, Wenzler and Nuernberg have 8, 19, 10, 23 and 28 years, respectively, of credited service under the pension plan.
Pursuant to a supplemental retirement plan, Messrs. Schrader and Nuernberg will receive a supplemental retirement benefit of $25,000 per year for 15 years beginning at age 65, payable in monthly installments.

    A retired executive officer who is married at the time of retirement and selects one of the available joint and surviving spouse annuity payment options will also receive the difference between the monthly benefits payable under the single life annuity payment option and the 50% joint and surviving spouse annuity payment option for the lives of the retired officer and spouse. Upon the death of the retired officer, the surviving spouse will receive 50% of the supplemental benefit for life.

    The Company has entered into an executive trust agreement with Marshall & Ilsley Trust Company to provide a means of segregating assets for the payment of these benefits (as well as benefits under the Company's supplemental retirement plan), subject to the claims of the Company's creditors. Such trust is only nominally funded until the occurrence of a potential change of control.

AGREEMENTS WITH CERTAIN EXECUTIVE OFFICERS

    The Company has agreements with Messrs, Wardeberg, Schrader,
Donnelly and Wenzler that provide that each such executive officer is entitled to benefits if, following a change of control
(as such term is defined in the agreements), the officer's employment is ended through (i) termination by the Company, other than by reason of death or disability or for cause (as defined in the agreements), or (ii) termination by the officer following the first anniversary of the change in control or due to a breach of the agreement by the Company or a significant change in the officer's responsibilities. In general, the benefits provided are: (i) a cash termination payment of up to three times the sum of the executive officer's annual salary and his highest annual bonus during the three years before the termination, (ii) supplemental pension benefits,(iii) continuation of equivalent hospital, medical, dental, accident, disability and life insurance coverage as in effect at the time of termination, and
(iv) outplacement services. The agreements also provide the foregoing benefits in connection with certain terminations that are effected in anticipation of a change of control. Each agreement provides that if any portion of the benefits under the agreement or under any other agreement for the officer would constitute an "excess parachute payment" for purposes of the Internal Revenue Code, benefits will be reduced so that the officer will be entitled to receive $1 less than the maximum amount which he could receive without becoming subject to the 20% excise tax imposed by the Code, or which the Company may pay without loss of deduction under the Code.

      BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Company's executive compensation program is administered by the Compensation Committee of the Board. The Compensation
Committee is comprised of four independent, non-employee directors. Following Compensation Committee review and approval, matters relating to executive compensation (other than the grant of stock options and restricted stock) are submitted to the full
Board for approval. The Compensation Committee utilizes an independent compensation consultant. The consultant provides advice to the Committee on compensation-related issues, including incentive plan design and competitive compensation data for officer positions.

Compensation Policies

    Policies are used to set a general direction and as a backdrop against which specific compensation decisions are made.

    -Design of executive pay programs is intended to attract and retain top talent, motivate and reward performance.

    -Differences in pay practices and performance measures between the Company's primary lines of business are recognized.

    -Compensation opportunities, by component and in the aggregate, are targeted at the median (50th percentile) of competitive practice. Actual compensation earned by an executive may exceed the market median for above average performance and be less than median for performance that is below expectation.

    -Achievement of incentive compensation levels is dependent on attainment of performance goals as agreed to by the Board annually. These goals relate to the achievement of the Company's operating and financial plan, individual objectives and milestones in the Company's longer-term strategic plan.

    -In business units where an all-employee bonus or profit-sharing program exists, a portion of each executive's incentive compensation is determined on the same criteria.

    -The focus on enhancement of shareholder value is accomplished by tying a significant portion of total pay to performance of the Company's stock.

    In assessing executive performance and pay, the members of the Compensation Committee consider and weigh in their judgment factors outside the formal incentive plans. These factors include operational and financial measures not specifically incorporated in the incentive plans, and actual performance in dealing with unanticipated business conditions during the year.
The Compensation Committee believes such factors should be considered in addition to the more formalized factors to assess and reward executive performance properly.

    Base salary midpoints, annual incentive targets and long-term incentive grants are set based on a competitive analysis conducted by the independent compensation consultant. As indicated above, compensation opportunities, by component and in the aggregate, are set at or near the 50th percentile of competitive practice for comparably sized organizations. Rates for the gas utility positions are set using survey sources from the utility industry. There is substantial overlap between the companies in these surveys and the companies used in the peer company index in the Performance Graph. Rates for the nonutility positions are set using survey sources from general industry;
there is no overlap with the Performance Graph peer companies here.

Components of Compensation

    Base salary. The Compensation Committee targets salary range midpoints as indicated above. Individual salaries range above and below the midpoint based upon an individual's past and current performance, and expectations for future performance. The factors considered in this review are job specific and vary depending on the individual's position. There is no specific weighting given to these factors.

    Annual incentive plan. The Company's annual incentive compensation plan tailors each officer's incentive potential to that officer's Company and subsidiary responsibilities. The plan sets incentive targets ranging from 20% to 50% of base salary.
The plan is designed to compensate the officers primarily on a formula basis. For the Chief Executive Officer, Chief Operating
Officer and the Chief Financial Officer, the formula bases 75% of the targeted award on the Company's return on capital and 25% on individual performance objectives. The return on capital calculation is further modified by performance against earnings per share growth. For Company Vice Presidents, who are also the subsidiary presidents, the formula bases 75% of the targeted award on the subsidiary's return on capital and 25% on individual performance objectives. The return on capital calculation is further modified by performance against sales growth for Sta-Rite and by performance against rate comparison, customer service, safety and cost effectiveness criteria for Wisconsin Gas.
Individual performance objectives vary among the officers, but may include such things as cost management, product development, sales growth, personnel management and development, and management of specific projects. The Compensation Committee exercises its judgment on a case-by-case basis in determining the weight to be accorded any individual performance objective.

    Long-term incentive plan. The Company's long-term incentive compensation plan provides for annual awards of stock options and biennial awards of performance-based restricted stock. The plan splits an officer's long-term incentive opportunity equally
(based on value) between stock options and performance-based restricted stock. The independent compensation consultant provides the Compensation Committee with a long-term incentive grant schedule that approximates a market median grant opportunity. The Compensation Committee reserves the right to adjust this schedule upward or downward based on Company performance; however, it is the Compensation Committee's intention that in most cases grants will be provided at targeted levels.

    Stock options may be incentive stock options or nonstatutory options which have a term of not more than ten years and have an exercise price equal to the fair market value on the date of grant. The Compensation Committee determines the manner and conditions under which the options become exercisable. The number of options granted is based on the participant's office or position, with an equal number of shares generally being granted to individuals holding the same or similar positions, such as vice president of an operating subsidiary. Performance-based restricted stock will vest three years from the year of grant provided the Company's three-year total return to shareholders equals or exceeds pre-established goals relative to the Performance Graph peer group (the PaineWebber Gas Distribution
Utility Index). For other subsidiary officers who participate in the plan, the restricted stock will vest in three-years provided the appropriate subsidiary's three-year financial performance
(three-year cumulative earnings for Wisconsin Gas and return on assets for Sta-Rite) equals or exceeds the pre-established goal.

Compensation of Officers

    The Compensation Committee sets base salaries of officers within the established ranges. The Compensation Committee considers specified financial measures tailored to the Company and each subsidiary, each officer's contribution to achieving corporate goals, and such officer's achievement of personal performance objectives. Examples of financial measures are net income earned relative to budget, return on capital, return on total assets, return on sales, and rate of return earned versus allowed. The Compensation Committee weighs the financial measures differently for each officer, in recognition that the Company's principal subsidiaries operate in different industries with different compensation practices and that the officers' responsibilities differ. For example, the rate of return earned versus that nominally allowed by state regulatory authorities having jurisdiction over the gas utility subsidiary is applicable only to officers of the utility company, whereas return on total assets and return on sales are applicable primarily to officers of the manufacturing subsidiaries. Examples of personal performance objectives considered by the Compensation Committee are set out above in the discussion of the Annual Incentive Plan.
The Compensation Committee exercises its judgment in determining the relative weight to be accorded each personal objective.

    As stated above, each officer's annual incentive award, if any, is based on a formula, although the Compensation Committee exercises its judgment in determining the weights to be accorded the achievement of personal objectives. Long-term incentive awards (stock options and restricted stock) are also formula-based, with individual awards being set relative to the officer's position. The specific number of stock options awarded is based on the number of options to be awarded to all key employees of the Company and its subsidiaries and the number of options previously granted and outstanding, as determined by the Compensation Committee. Options granted in 1997 were nonstatutory, have a term of ten years, and first become exercisable one-third each year on the first, second and third anniversary of the grant. No restricted stock grants were made in 1997.

Compensation of the Chief Executive Officer

    The Compensation Committee increased the base salary of George E. Wardeberg, the Company's Chief Executive Officer, by
$35,000 or 8.8% effective April 1, 1997. The increase reflects his overall performance, as demonstrated by record earnings for the Company in 1996, an increase in earnings per share of 10% and a total return of 17%, along with his position in the salary range. The increase set Mr. Wardeberg's salary in the second quartile of the range targeted by the Compensation Committee.

    During July, 1997, Mr. Wardeberg was named the Company's
Chairman in addition to being Chief Executive Officer. In light of the increased responsibilities, the Compensation Committee increased his base salary by $35,000 or 8%, effective August 1, 1997.

    The Compensation Committee awarded Mr. Wardeberg 20,000 nonstatutory stock options in 1997. The number of options awarded was at the targeted number established in the long-term incentive compensation plan.

    The annual incentive award to Mr. Wardeberg for 1997 was $185,200 or 42% of his salary as compared to a target of 50% of salary. This award reflects Mr. Wardeberg's contributions to the Company during 1997. The less than targeted incentive award was caused by certain financial objectives which were not met. These included the Company's return on capital at 8.2%, less than targeted at 8.5% and earnings per share growth at 5%, less than targeted at 10%. This was caused by the Company's manufacturing operations falling short of a very aggressive target. Despite this shortfall, manufacturing had an exceptionally strong year with net earnings up 38% over the prior year. As a result, WICOR's net earnings and earnings per share increased 6% and 5%, respectively. WICOR outperformed its industry peers over the last five years as shown in the accompanying Total Return Comparison performance graph. In addition, Mr. Wardeberg accomplished many of his personal objectives in the areas of growth, preserving the Company's financial strength, and human resources which included a successfully executed succession plan. The Compensation
Committee exercised its judgment in determining the weights accorded to his accomplishment of these personal objectives.

Compliance with Tax Regulations

    Under Section 162(m) of the Internal Revenue Code, the tax deduction by corporate taxpayers, such as the Company, is limited with respect to the compensation of certain executive officers unless such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. The Compensation Committee currently intends to qualify compensation paid to the Company's executive officers for deductibility by the Company under Section 162(m) of the Code.

                          Guy A. Osborn, Chairman
                          Wendell F. Bueche
                          Willie D. Davis
                          Daniel F. McKeithan, Jr.

                          Members of the Compensation Committee

PERFORMANCE PRESENTATION

    The following graph compares the yearly percentage change in the Company's cumulative total shareholder return (dividends declared plus share appreciation) to the S&P 500 Stock Index and the PaineWebber Gas Distribution Utility Index, comprised of 34
U.S. natural gas distribution utilities. The information presented assumes that all dividends were reinvested.

                 [Performance graph will appear here.]

                      Total Return Comparison *
                   Among WICOR, Inc. S&P 500 Index
            and PaineWebber Gas Distribution Utility Index
     Measurement Period - FYE   Measurement Point - December 31, 1992

            1992      1993      1994      1995      1996      1997
          --------  --------  --------  --------  --------  --------
WICOR      $ 100     $ 121     $ 116     $ 139     $ 162     $ 218
S&P        $ 100     $ 111     $ 112     $ 153     $ 188     $ 251
Industry   $ 100     $ 114     $ 100     $ 130     $ 154     $ 198

*   Includes Reinvested Dividends
**  PaineWebber Gas Distribution Utility Index

                  ITEM NO. 2:  APPROVAL OF THE 1994 LONG-TERM
                          PERFORMANCE PLAN, AS AMENDED

General
    The Board has unanimously adopted three amendments to the Company's 1994 Long-Term Performance Plan contingent upon shareholder approval of such plan, as so amended, at the Annual
Meeting. The Long-Term Performance Plan, as amended, is referred to herein as the "1994 Plan". The 1994 Plan provides for the grant of options to purchase Common Stock, stock appreciation rights ("SARs") and shares of restricted Common Stock to key employees of the Company and its subsidiaries. The first amendment to the 1994 Plan increases the authorized number of shares for which awards may be made thereunder from 820,000 to 1,745,000. On February 17, 1998, without giving effect to the amendment, only 155,990 shares of Common Stock remained available for future awards under the 1994 Plan. The Board approved the amendment increasing the number of shares for which awards may be made under the 1994 Plan to provide the opportunity for additional awards to be granted thereunder in the future.

    The second amendment to the 1994 Plan modifies the limitations on awards made to individual participants under the 1994 Plan. Without giving effect to the amendment, the 1994 Plan provides that during the term of the Plan no participant may receive grants that could result in the participant exercising options for, or SARs with respect to, more than 125,000 shares of Common Stock, or receiving restricted stock awards for more than 25,000 shares of Common Stock. As amended, the 1994 Plan provides that no participant may receive awards in any calendar year of options for, or SARs with respect to, more than 150,000 shares of Common Stock, or receive restricted stock awards in any calendar year of more than 10,000 shares of Common Stock. The modification of the individual limitations on awards is being proposed both to reflect the increase in the number of authorized shares under the 1994 Plan and to minimize the burden of administering the 1994 Plan by changing the limitations to calendar year restrictions as opposed to limitations for the term of the 1994 Plan.

    The third amendment modifies the criterion that must be satisfied for restricted stock to vest. Without giving effect to the amendment, the 1994 Plan provides that restricted stock grants to Company executive officers and subsidiary chairmen and presidents will vest if the Company attains, over a period of at least three years, a specified compounded annual total return to shareholders (stock price appreciation plus Company cash dividends paid and assumed to be reinvested in Common Stock) compared to a specified group of gas distribution utilities.
Restricted stock granted to other participants under the 1994
Plan prior to amendment would vest based on such conditions as the Compensation Committee determined. As amended, the 1994 Plan provides that restricted stock grants to all participants will vest if the Company attains over a specified period a compounded annual total return to shareholders fixed by the Compensation
Committee at the time of the grant. The Company remains committed to permitting restricted stock to vest based on the performance of the Company. However, as the Company's manufacturing and non-utility energy-related businesses become larger in size and of greater importance to the Company's overall performance, the Board believes it is inappropriate to require
Company performance to be measured solely by comparison to gas utility distribution companies.

    The 1994 Plan was initially adopted by the Board effective
March 1, 1994, and was approved by shareholders on April 28, 1994. The 1994 Plan, as amended, was approved by the Board on February 26, 1998. The 1994 Plan, as amended, is included as
Appendix A to this Proxy Statement. The description of the 1994
Plan set forth below is qualified in its entirety by reference to Appendix A.

Purpose
    The purpose of the 1994 Plan is to enhance the ability of the Company and its affiliates to attract, retain and motivate key salaried employees upon whom, in large measure, the sustained growth and profitability of the Company depend, and to provide incentive to those salaried employees that are more directly linked to the profitability of the Company's businesses and increases in shareholder value.

Administration
    The 1994 Plan is administered by the Compensation Committee
(the "Committee") of the Board which consists of four non-employee directors. Subject to the terms of the 1994 Plan, the Committee has authority to interpret the 1994 Plan, prescribe, amend and rescind rules and regulations relating to the 1994
Plan, and make all other determinations necessary or advisable for the administration of the 1994 Plan.

Participation
    The Committee selects participants in the 1994 Plan from among key salaried employees of the Company and its affiliates.
The Committee solicits and considers recommendations of the Chief
Executive Officer in determining those key salaried employees who will be eligible to participate in the 1994 Plan. Approximately
110 employees are currently eligible to participate in the 1994
Plan.

Stock Subject to the 1994 Plan
    Assuming the 1994 Plan, as amended, is approved by the shareholders, the maximum number of shares issuable thereunder will be 1,745,000, subject to adjustment as described below.
Awards may be granted as options (either incentive stock options or nonstatutory stock options), SARs or restricted stock. If any shares covered by an award granted under the 1994 Plan, or to which any award relates, are forfeited or if an award otherwise terminates, expires or is canceled prior to the delivery of all of the shares or of other consideration issuable or payable pursuant to such award, and if such forfeiture, termination, expiration or cancellation occurs prior to the payment of dividends or the exercise by the holder of other indicia of ownership of the shares to which the award relates, then the number of shares counted against the number of shares available under the 1994 Plan in connection with the grant of such award, to the extent of any such forfeiture, termination, expiration or cancellation, will again be available for granting of additional awards under the 1994 Plan. Notwithstanding the foregoing, if a new award for additional shares is granted to a participant in connection with such an expiration, forfeiture, cancellation or termination, then the shares subject to the expiration, forfeiture, cancellation or termination will reduce the number of shares that can otherwise be issued under the 1994 Plan. Shares to be issued under the 1994 Plan may be either authorized but unissued or treasury shares.

    In the event of any change in the outstanding shares of Common Stock by reason of a stock dividend or split, recapitalization, merger, consolidation, combination, spin-off, exchange of shares or other similar corporate change, the number of shares subject to outstanding options and their stated option prices, and the number of shares subject to the 1994 Plan, will be adjusted equitably by the Committee. In such event, the Committee will also adjust equitably the number of shares subject to restricted stock grants and the number of outstanding SARs and related grant values.

Options
    Options may be granted to participants at such times as determined by the Committee. The Committee will also determine the number of options granted and whether an option is to be an incentive stock option or nonstatutory stock option. Pursuant to the Internal Revenue Code, the aggregate fair market value of Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year shall not exceed $100,000. The option price per share of Common Stock will be fixed by the Committee, but will not be less than the fair market value of the Common Stock on the date of grant and cannot be subsequently changed except as noted above. No option shall be granted, directly or indirectly, in connection with the expiration, forfeiture, cancellation or termination of an option previously granted under the 1994 Plan prior to its normal expiration date if such expired, forfeited, canceled or terminated option had an exercise price higher than the exercise price of the option proposed to be granted. The
Committee will determine the expiration date of each option, but the expiration date will not be later than the tenth anniversary of the grant date. Options will be exercisable at such times and be subject to such restrictions and conditions as the Committee deems necessary or advisable. No options will be assignable or transferable by a participant, except by will or the laws of descent and distribution and may be exercised during the life of the participant only by the participant.

    At the time of exercise, the option price must be paid in full. The Committee will determine the form of payment, which may include either (i) cash; (ii) tendering shares of Common
Stock having a fair market value at the time of exercise equal to the option price; (iii) electing to have the Company withhold from shares of Common Stock otherwise issuable upon exercise that number of shares of stock having a fair market value at the time of exercise equal to the option price; (iv) a combination of (i),
(ii) and (iii); or (v) such other form of payment as the Committee determines. The Committee may permit the practice known as "pyramiding" whereby shares of Common Stock acquired upon exercise of an option are simultaneously surrendered in exchange for all or part of the remaining shares subject to the option.

Stock Appreciation Rights
    The Committee may also grant SARs under the 1994 Plan, independently or in tandem with a related option, giving the participant the right to receive a payment (in cash, shares of Common Stock, or a combination thereof as the Committee shall determine) equal to the excess of the fair market value of a share of Common Stock at the date of exercise over the exercise price.

    SARs granted in tandem with options will be exercisable at such times, on such conditions and to the extent that the related option may be exercised.

Restricted Stock
    The Committee may grant shares of restricted stock to participants in such amounts and at such times as it determines.
Under the 1994 Plan, as amended, restricted stock awards will vest based on attaining a specified compounded annual total shareholder return (stock price appreciation plus Company cash dividends paid and assumed to be reinvested in Common Stock).
Shares of restricted stock may not be transferred in any way, other than by will or by the laws of descent and distribution, for the period of restriction. After the period of restriction, the shares of restricted stock become freely transferable.

    The Committee may impose such other restrictions on restricted stock as it may deem appropriate. If any dividends or distributions are paid in shares of capital stock, the shares will be subject to the same restrictions on transferability as the shares on which the dividends or distributions are paid.

Tax Withholding
    Whenever shares of Common Stock are to be issued under the 1994 Plan, the Company may withhold from any cash otherwise payable to the participant or require the participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding taxes. Unless the Committee determines otherwise, a participant may satisfy such withholding requirements by tendering already owned shares of Common Stock or requesting that the Company withhold shares of Common Stock issuable in connection with the award.

Certain Federal Income Tax Consequences
    Stock Options. The grant of an option under the 1994 Plan creates no income tax consequences to the employee or the Company. An employee who is granted a nonstatutory stock option will generally recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock at such time over the exercise price. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the employee. A subsequent disposition of the Common Stock will give rise to capital gain or loss to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the Common Stock on the date of exercise. This capital gain or loss will be short-term, mid-term or long-term capital gain or loss depending on the holding period.

    In general, an employee will recognize no income or gain at the time of exercise of an incentive stock option (except that the alternative minimum tax may apply). If the employee holds the shares of Common Stock acquired pursuant to the exercise of an incentive stock option for at least two years from the date of grant and one year from the date of exercise, any gain or loss realized by the employee on the disposition of the Common Stock will be treated as a long-term or mid-term capital gain or loss depending on the holding period. No deduction will be allowed to the Company. If these holding period requirements are not satisfied, the employee will recognize ordinary income at the time of the disposition equal to the lesser of (i) the gain realized on the disposition; or (ii) the difference between the exercise price and the fair market value of the shares of Common
Stock on the date of exercise. Any gain realized by the employee over the fair market value at the time of exercise will be treated as a capital gain which will be a short-term, mid-term or long-term capital gain depending on the holding period. The
Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the employee.
The Committee may provide for a sharing between the Company and the participant of any tax benefits to the Company arising from such disqualifying disposition.

    Stock Appreciation Rights. The grant of an SAR will create no income tax consequences for the employee or the Company. Upon exercise of an SAR, the employee will recognize ordinary income equal to the amount of any cash and the fair market value of any shares of Common Stock or other property received, except that if the employee receives restricted stock upon exercise of an SAR, recognition of income may be deferred in accordance with the rules applicable to such an award. The Company will be entitled to a deduction in the same amount and at the same time as income is recognized by the employee.

    Restricted Stock. An employee will not recognize income upon the award of restricted stock under the 1994 Plan unless the election described below is made. However, an individual who has not made such an election will recognize ordinary income at the time the restrictions lapse in an amount equal to the fair market value of the restricted stock at such time. The Company will be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the restrictions lapse will result in capital gain or loss (short-term, mid-term or long-term depending on the length of time the restricted stock is held after the restrictions lapse).
Dividends paid in cash and received by a participant prior to time the restrictions lapse will constitute ordinary income to the participant, and the Company will be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described above.

    An employee may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award. The Company will be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the election is made, any cash dividends received with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by the Company. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in capital gain or loss (long-term or short-term depending on the holding period).
If the participant who has made an election subsequently forfeits the restricted stock, the participant will not be entitled to deduct the amount previously included in income as a loss. The
Company would then be required to include as ordinary income the amount of the deduction it originally claimed with respect to such shares.

Outstanding Future Awards

    On February 17, 1998, the Committee granted Options and restricted stock to participants effective as of the date of the Annual Meeting, assuming shareholder approval of the 1994 Plan, as amended. The Options will have a per-share exercise price equal to the fair market value of a share of Common Stock on the effective date of the grant. On February 27, 1998, the closing per-share price of Common Stock on the New York Stock Exchange was $47.8175. The following tabulation sets out the grants of stock options and restricted stock to participants.

                                 NEW PLAN BENEFITS

                         1994 Long-Term Performance Plan

                            Number of Shares        Number of Shares of
Name and Position          Subject to Options         Restricted Stock
---------------------      ------------------       -------------------
George E. Wardeberg            100,000                    3,600
Chairman and Chief
  Executive Officer

Thomas F. Schrader              30,000                    2,000
President and Chief
  Operating Officer

James C. Donnelly               20,000                    1,500
Vice President

Joseph P. Wenzler               20,000                    1,500
Senior Vice President,
  Treasurer and Chief
  Financial Officer

Robert A. Nuernberg              2,000                      400
  Secretary

Executive Group                192,000                    9,000

Non-Executive                  155,100                    9,700
  Officer Group

    Except as set forth in the table, the Company cannot currently determine awards that may be made to eligible participants under the 1994 Plan, as amended. Such determination will be made from time to time by the Committee.

Duration of Plan
    The 1994 Plan will remain in effect until all Common Stock subject to it has been purchased or acquired, unless terminated earlier by the Board. However, no option, SAR or restricted stock may be granted after March 1, 2004.

Amendment, Modification and Termination
    The Board may amend, modify or terminate the 1994 Plan at any time, provided that no such action of the Board, without approval of the shareholders, may (i) increase the maximum number of shares issuable under the 1994 Plan or the maximum number of shares which can be awarded to any participant; (ii) modify the performance criteria pursuant to which restricted stock vests;
(iii) materially modify the eligibility requirements for participation in the 1994 Plan; or (iv) materially increase the benefits to participants under the 1994 Plan. Termination, amendment or modification of the 1994 Plan will not adversely affect the right of participants under options, SARs or restricted stock previously granted, without the consent of the participant.

Vote Required for Approval
    The affirmative vote of a majority of the votes cast on the proposal by shareholders is required for approval of the 1994
Plan, as amended, provided that a majority of the outstanding shares of Common Stock are voted on the proposal. Assuming such proviso is met, any shares not voted (whether by broker non-vote or otherwise, except abstentions) will have no impact on the vote. Shares as to which shareholders abstain from voting will be treated as votes against the 1994 Plan, as amended. The shares represented by the proxies received will be voted FOR approval of the 1994 Plan, as amended, unless a vote against such approval or to abstain from voting is specifically indicated on the proxy.
In the event that the 1994 Plan, as amended, is not approved by the shareholders at the Annual Meeting, the 1994 Plan (without giving effect to the amendments described above) will remain in full force and effect.


THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF
THE 1994 PLAN, AS AMENDED, ITEM NO.2.  PROXIES SOLICITED BY THE
BOARD WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A DIFFERENT
CHOICE.




SHAREHOLDER PROPOSALS

    Proposals which shareholders of the Company intend to present at and have included in the Company's proxy statement for the 1999 Annual Meeting of Shareholders must be received by the Company by the close of business on November 13, 1998.


OTHER MATTERS

    Arthur Andersen LLP was retained as the Company's independent auditors for the year ended December 31, 1997 and, upon the recommendation of the Audit Committee, the Board has reappointed
Arthur Andersen as independent public accountants for the Company for the year ending December 31, 1998. A representative of Arthur Andersen is expected to be present at the Annual Meeting with the opportunity to make a statement if such representative desires to do so, and it is expected that such representative will be available to respond to appropriate questions.

    The Company will file with the Securities and Exchange
Commission on or before March 31, 1998, an annual report on Form
10-K for the fiscal year ended December 31, 1997. The Company will provide without charge a copy of this Form 10-K (including financial statements and financial statement schedules, but not including exhibits thereto) to each person who is a record or beneficial holder of shares of Common Stock as of the record date for the Annual Meeting and who submits a written request for it.
A request for a Form 10-K should be addressed to Robert A.
Nuernberg, Secretary, WICOR, Inc., P.O. Box 334, Milwaukee,
Wisconsin 53201.

    Management does not intend to present to the Annual Meeting any matters other than the matters described in this Proxy
Statement. Management knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote thereon in accordance with their best judgment.

    The cost of soliciting proxies will be borne by the Company.
The Company expects to solicit proxies primarily by mail.
Proxies may also be solicited personally and by telephone by certain officers and regular employees of the Company and its subsidiaries. The Company has also retained ChaseMellon
Shareholder Services to assist in the solicitation of proxies, and expects to pay such firm a fee of approximately $4,750, plus out-of-pocket expenses. The Company may reimburse brokers and other nominees for their expenses in communicating with the persons for whom they hold Common Stock.


                               By Order of the Board of Directors



                                        Robert A. Nuernberg
                                             Secretary

March 13, 1998

                                      APPENDIX A

                                      WICOR, INC.
                           1994 LONG-TERM PERFORMANCE PLAN
                              (as proposed to be amended)

    Proposed additions to Section 4(a)(i), Section 4(a)(ii) and
Section 6(c)(iii) of the Company's 1994 Long-Term Performance
Plan that would be effected if the shareholders approve the 1994
Plan, as amended, have been underlined and proposed deletions have been indicted by overstriking.


Section 1. Purpose
    The purpose of the WICOR, Inc. 1994 Long-Term Performance
Plan (the "Plan") is to enhance the ability of WICOR, Inc.
(together with any successor thereto, the "Company") and its Affiliates (as defined below) to attract, retain and motivate key salaried employees upon whom, in large measure, the sustained growth and profitability of the Company depend and to provide incentives to such key salaried employees which are more directly linked to the profitability of the Company's businesses and increases in shareholder value.

Section 2. Definitions
    As used in the Plan, the following terms shall have the respective meanings set forth below:
    - "Affiliate" shall mean any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with, the Company.
     - "Award" shall mean any Option, Stock Appreciation Right or
Restricted Stock granted under the Plan.
     - "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award granted under the Plan.
     - "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.
     - "Commission" shall mean the United States Securities and
Exchange Commission or any successor agency.
     - "Committee" shall mean a committee of the Board of Directors of the Company designated by such Board to administer the Plan and composed of not less than two directors, each of whom is a "non-employee director" within the meaning of Rule 16b-3.
     - "Exchange Act" shall mean the Securities Exchange Act of
1934, as amended from time to time.
     - "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.
     - "Incentive Stock Option" shall mean an Option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto.
     - "Key Salaried Employee" shall mean any officer or other key salaried employee of the Company or of an Affiliate who is responsible for or contributes to the management, growth or profitability of the business of the Company or any Affiliate as determined by the Committee.
     - "Non-Qualified Stock Option" shall mean an Option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.
     - "Option" shall mean an Incentive Stock Option or a Non-
Qualified Stock Option.

     - "Participant" shall mean a Key Salaried Employee designated to be granted an Award under the Plan.
     - "Person" shall mean any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.
     - "Released Securities" shall mean Shares of Restricted
Stock with respect to which all applicable restrictions have expired, lapsed, or been waived.
     - "Restricted Securities" shall mean Awards of Restricted
Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.
     - "Restricted Stock" shall mean any Shares granted under
Section 6(c)of the Plan.
     - "Rule 16b-3" shall mean Rule 16b-3 as promulgated by the Commission under the Exchange Act, or any successor rule or regulation thereto.
     - "Shares" shall mean shares of common stock of the Company and such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(b) of the Plan.
     - "Stock Appreciation Right" shall mean any right granted under Section 6(b) of the Plan.
     - "Total Shareholder Return" shall mean the appreciation of the price of a share of common stock of the Company, plus the value of dividends paid thereon assuming reinvestment in common stock of the Company.

Section 3. Administration
    The Plan shall be administered by the Committee; provided, however, that if at any time the Committee shall not be in existence, the functions of the Committee as specified in the Plan shall be exercised by those members of the Board of Directors of the Company who qualify as "non-employee directors" under Rule 16b-3. Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards granted to Participants; (iv) determine the terms and conditions of any Award granted to a Participant; (v) determine whether, to what extent, and under what circumstances Awards granted to Participants may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or canceled, forfeited, or suspended to the extent permitted in Section 7 of the Plan, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award granted to Participants under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan (including, without limitation, any Award
Agreement); (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareholder, and any employee of the Company or of any Affiliate.

    The Committee shall solicit and consider the recommendations of the Chief Executive Officer of the Company with regard to, among other things, the designation of Participants, the type of Awards to be granted under the Plan to such Participants and the number of Shares to be subject thereto, and the other terms and conditions of Awards granted to Participants, subject to the limitations of Rule 16b-3.

Section 4. Shares Available for Award

    (a)   Shares Available.  Subject to adjustment as provided in
Section 4(b):
       (i)  Number of Shares Available.  The total number of
Shares with respect to which Awards may be granted under the Plan shall be 820,000 1,745,000. If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan, or to which any Award relates, are forfeited or if an Award otherwise terminates, expires or is canceled prior to the delivery of all of the Shares or of other consideration issuable or payable pursuant to such Award and if such forfeiture, termination, expiration or cancellation occurs prior to the payment of dividends or the exercise by the holder of other indicia of ownership of the Shares to which the Award relates, then the number of Shares counted against the number of Shares available under the Plan in connection with the grant of such Award, to the extent of any such forfeiture, termination, expiration or cancellation, shall again be available for granting of additional Awards under the Plan; provided, however, that if an Award covering additional Shares is granted to a Participant in connection with such forfeiture, termination, expiration or cancellation, then the Shares subject to the forfeiture, termination, expiration or cancellation shall be counted against the total number of Shares with respect to which Awards may be granted under the Plan and the maximum number of Shares that may be the subject of Awards granted to individual Participants under the Plan in an amount equal to the number of Shares to which such additional grant relates.
       (ii) Limitation on Awards to Individual Participants.  No
During any one calendar year, no Participant shall be granted
Awards that could result in such Participant exercising of Options for, or Stock Appreciation Rights with respect to, more than 125,000 150,000 Shares or receiving receive more than 25,000
10,000 Shares of Restricted Stock under the Plan.

       (iii) Accounting for Awards. The number of Shares covered by an Award under the Plan, or to which such Award relates, shall be counted on the date of grant of such Award against the number of Shares available for granting Awards under the Plan; provided, however, that if Options and Stock
Appreciation Rights are granted in tandem and the exercise of either an Option or Stock Appreciation Right results in an offsetting reduction in the number of Options or Stock
Appreciation Rights subject to the Award, then the number of Shares to which such Award relates shall only be counted against the number of Shares available for granting Awards under the Plan to the extent of the aggregate number of Shares as to which such Award may be exercised.
       (iv) Sources of Shares Deliverable Under Awards.  Any
Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

    (b) Adjustments. In the event that the Company shall pay a dividend on its common stock in Shares, effect a stock split, or effect a similar corporate transaction or event that affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the number of Shares subject to the Plan and which thereafter may be made the subject of Awards and the number of Shares subject to outstanding Awards under the Plan, and the exercise and grant prices thereof, shall be equitably adjusted by the Committee such that the number of Shares, as adjusted, shall bear the same relation to the total number of outstanding shares of common stock of the Company following the transaction or event as immediately prior to such transaction or event; provided, however, that the number of Shares subject to any Award payable or denominated in Shares shall always be a whole number.

Section 5. Eligibility
    Any Key Salaried Employee, including any executive officer or employee who is also a director of the Company or of any Affiliate, who is not a member of the Committee shall be eligible to be designated a Participant.

Section 6. Awards
    (a)     Options.  The Committee is hereby authorized to grant
Options to Participants with the terms and conditions as set forth below and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine; provided, however, that no Option shall be granted, directly or indirectly, in connection with the forfeiture, termination, cancellation or expiration of an Option previously granted under the Plan prior to its normal expiration date if such forfeited, terminated, canceled or expired Option has an exercise price higher than the Option proposed to be granted.
       (i) Exercise Price. The exercise price per share under an Option shall be determined by the Committee; provided, however, that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option; and provided further, that such exercise price shall not be adjusted following the date of grant of such Option except as provided in Section 4(b) hereof.
       (ii) Option Term. The term of each Option shall be fixed by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten years from the date of its grant.
       (iii) Exercisability and Method of Exercise. An Option shall become exercisable in such manner and within such period or periods and in such installments or otherwise as shall be determined by the Committee. The Committee also shall determine the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, having a Fair
Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect to any Option may be made or deemed to have been made.
       (iv) Incentive Stock Options.  The terms of any Incentive
Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

    (b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants.
Subject to the terms of the Plan and any applicable Award
Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one
Share on the date of exercise over (ii) the grant price of the right as specified by the Committee, which shall not be less than the Fair Market Value of one Share on the date of grant of the Stock Appreciation right. Subject to the terms of the Plan, the grant price, term, methods of exercise, methods of settlement
(including whether the Participant will be paid in cash or Shares, or a combination thereof), and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee; provided, however, that the grant price of a Stock Appreciation Right may not be adjusted following the date of grant of such Stock Appreciation Right except as provided in
Section 4(b) hereof. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate, including, without limitation, restricting the time of exercise of the Stock Appreciation Right to specified periods as may be necessary to satisfy the requirements of Rule 16b-3.
    (c)     Restricted Stock Awards
       (i) Issuance. The Committee is hereby authorized to grant Awards of Restricted Stock to Participants.
       (ii) Restrictions.  Shares of Restricted Stock granted to
Participants shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

       (iii) Performance Criteria. The restrictions applicable to Company executives and the Chairman and President of each subsidiary of the Company Participants shall be based on the criteria of attaining over a period of at least three years a compounded annual percentage rate of Total Shareholder Return compared to a specified group of gas distribution utilities. The restrictions applicable to other executives of the subsidiaries shall be as determined by the Committee.

       (iv) Registration.  Any Restricted Stock granted under the
Plan to a Participant may be evidenced in such manner as the Committee may deem appropriate. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan to a Participant, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions, and restrictions applicable to such Restricted Stock.
       (v) Payment of Restricted Stock. At the end of the applicable restriction period relating to Restricted Stock granted to a Participant, one or more stock certificates for the appropriate number of Shares, free of restrictions, shall be delivered to the Participant, or, if the Participant received stock certificates representing the Restricted Stock at the time of grant, the legends placed on such certificates shall be remove.
       (vi) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment of a Participant (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all Shares of Restricted Stock still subject to restriction shall be forfeited by the Participant and reacquired by the Company.

    (d)     General.
       (i) No Consideration for Awards. Awards shall be granted to Participants for no cash consideration unless otherwise determined by the Committee.
       (ii) Award Agreements. Each Award granted under the Plan shall be evidenced by an Award Agreement in such form (consistent with the terms of the Plan) as shall have been approved by the Committee.
       (iii)   Awards May Be Granted Separately or Together.
Awards to Participants under the Plan may be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
       (iv) Limits on Transfer of Awards.  No Award (other than
Released Securities), and no right under any such Award, shall be assignable, alienable, salable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution
(or, in the case of an Award of Restricted Securities, to the Company); provided, however, that a Participant at the discretion of the Committee may be entitled, in the manner established by the Committee, to designate a beneficiary or beneficiaries to exercise his or her rights, and to receive any property distributable, with respect to any Award upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable, during the lifetime of the Participant, only by such individual or, if permissible under applicable law, by such individual's guardian or legal representative. No Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.
       (v) Term of Awards. Except as otherwise provided in the Plan, the term of each Award shall be for such period as may be determined by the Committee.
       (vi) Rule 16b-3 Six-Month Limitations. To be extent required in order to comply with Rule 16b-3 only, any equity security offered pursuant to the Plan may not be sold for at least six months after acquisition, except in the case of death or disability, and any derivative security issued pursuant to the Plan shall not be exercisable for at least six months, except in case of death or disability of the holder thereof. Terms used in the preceding sentence shall, for the purposes of such sentence only, have the meanings, if any, assigned or attributed to them under Rule 16b-3.
       (vii)   Share Certificates; Representation by
Participants. In addition to the restrictions imposed pursuant to Section 6(c) hereof, all certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Commission, any stock exchange or other market upon which such Shares are then listed or traded, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Committee may require each Participant or other Person who acquires Shares under the Plan by means of an Award originally made to a Participant to represent to the Company in writing that such Participant or other Person is acquiring the Shares without a view to the distribution thereof.

Section 7. Amendment and Termination; Waiver of Conditions
    (a) Amendments to the Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue, or terminate the Plan at any time; provided, however, that no amendment, alteration, suspension, discontinuation or termination of the Plan shall in any manner (except as otherwise provided in this Section 7) adversely affect any Award granted and then outstanding under the Plan without the consent of the Participant; provided further that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company, no amendment, alterations, suspension, discontinuation, or termination of the Plan shall be made that would:
       (i) increase the total number of Shares available for Awards under the Plan or the maximum number of Shares with respect to which Awards may be made to individual Participants, except as provided in Section 4(b) hereof;
       (ii) modify the performance criteria pursuant to which Restricted Stock vests;
       (iii) materially increase the benefits accruing to Participants under the Plan; or
       (iv) Materially modify the requirements as to eligibility for participation in the Plan.
    (b) Adjustments of Awards Upon Certain Acquisitions. In the event the Company or any Affiliate shall assume outstanding employee awards or the right or obligation to make future such awards in connection with the acquisition of another business or another corporation or business entity, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards granted to Participants as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted under the Plan to Participants as so adjusted.
    (C)     Correction of Defects, Omissions, and
Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in any Award or Award Agreement in the manner and to the extent it shall deem necessary or desirable to carry the Plan into effect.

Section 8. General Provisions
    (a)     No Rights to Awards.  No Key Salaried Employee,
Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Key Salaried Employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant.
    (b) Withholding. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount.
Unless otherwise determined by the Committee, withholding obligations arising with respect to Awards to Participants under the Plan may be settled with Shares (other than Restricted
Securities), including Shares that are part of, or are received upon exercise of, the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with Shares, including, without limitation, the establishment of such procedures as may be necessary to satisfy the requirements of Rule 16b-3.

    (c) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.
    (d) Rights and Status of Recipients of Awards. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan. Except for rights accorded under the Plan and under any applicable Award Agreement, Participants shall have no rights as holders of Shares as a result of the granting of Awards hereunder.
    (e) Unfunded Status of the Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other Person. To the extent any Person holds any right by virtue of a grant under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Company.
    (f) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the internal laws of the State of Wisconsin and applicable federal law.
    (g) Severability. If any provision of the Plan or any Award Agreement or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan, any Award
Agreement or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, any Award Agreement or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan, any such Award Agreement and any such Award shall remain in full force and effect.
    (h) No Fractional Shares. No fraction Shares or other securities shall be issued or delivered pursuant to the Plan, any Award Agreement or any Award, and the Committee shall determine
(except as otherwise provided in the Plan) whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or other securities or any rights thereto shall be canceled, terminated, or otherwise eliminated.
    (i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 9. Effective Date of the Plan
    The Plan shall be effective as of March 1, 1994, subject, however, to the approval of the plan by the shareholders of the Company at the next annual meeting of shareholders, or any adjournment thereof, within twelve months following the date of adoption of the Plan by the Board of Directors of the Company.

Section 10. Term of the Plan
    No Award shall be granted under the Plan after March 1, 2004.
However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and, to the extent set forth in the Plan, the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such award, or to waive any conditions or restrictions with respect to any such Award, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond such date.

                            APPENDIX B
                               WICOR
                       VOTING AUTHORIZATION
                                                   [X] Please mark your
                                                      votes as this
----------------------------------------------------------------------------
        The Board of Directors recommends a vote FOR all nominees
                      in Item 1 AND for ITEM 2..
----------------------------------------------------------------------------
1.  Election of the following nominees as directors for three-year terms:
    Wendell F. Bueche, Daniel F. McKeithan, Jr., George E. Wardeberg
    and Essie M. Whitelaw

    FOR all nominees         WITHHOLD
    (except as marked        AUTHORITY
    to the contrary)     to vote for all nominees
         / /                    /  /
    (Instruction: To withhold authority to vote
     for any nominee write the name below)

2.  To approve and adopt the 1994 Long-Term Performance Plan, as amended.
                       For      Against    Abstain
                       / /        / /        / /

    -------------------------------------------
    . . . . . . . . . . . . . . . . . . . . . .
    .                                         .
    .                                         .
    .                                         .
    .                                         .  This Voting Authoriza-
    .                                         .  tion is Solicited by the
    .                                         .  Board of Directors
    . . . . . . . . . . . . . . . . . . . . . .
Signature(s) _________________________________    Date ________________

NOTE: Please sign as name appears hereon.  Joint owners should each sign.
When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                                             FOLD AND DETACH HERE
March 13, 1998

Dear WICOR Employee Shareholder:

Enclosed is a notice of WICOR's annual shareholders meeting, coming up
April 23, 1998, in Milwaukee. Also enclosed is a proxy statement, voting authorization card and WICOR 1997 annual report.

It's important that you fill out and return the authorization card as soon as possible. It entitles you, as an owner of WICOR common stock through our company's savings plans, to vote your interest at the annual meeting.

Filing out the card directs the Trustee of your shares held in the savings plan as of February 23, 1998, to vote them on your behalf. You must return your marked and signed card in order to have the Trustee vote your shares.

The WICOR Board of Directors urges you to exercise this right to vote. To make sure your vote counts, and to prevent the expense of WICOR sending further reminder notices, please mark and sign your voting authorization card now and return it to the Trustee in the enclosed envelope.

Thank you,

Sincerely,
George E. Wardeberg
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT.  TO ASSURE YOUR REPRESENTATION AT THE WICOR
SHAREHOLDERS ANNUAL MEETING, MARK YOUR VOTES ON THE ENCLOSED VOTING
AUTHORIZATION CARD, DATE IT, SIGN IT EXACTLY AS YOUR NAME APPEARS AND RETURN
IT TODAY IN THE ENCLOSED ENVELOPE.

         ---  (BACKSIDE OF VOTER AUTHORIZATION FORM)  ---

                              WICOR

                      VOTING AUTHORIZATION


The undersigned acknowledges receipt of the WICOR, Inc. Annual Report for 1997 and the proxy solicitation material relative to the Annual Meeting of Shareholders of WICOR, Inc. to be held April 23, 1998. As to my interest in the Common Stock of WICOR, Inc. held by Marshall and Ilsley Trust Company, the Trustee under the WICOR, Inc. Master Savings Trust, I hereby instruct the Trustee to vote as indicated on the reverse side.



The shares represented by this authorization will be voted as directed by the undersigned. If no direction is given when the duly executed authorization is returned, the Trustee cannot vote such shares.



THIS VOTING AUTHORIZATION IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT
THE ANNUAL MEETING OF SHAREHOLDERS OF WICOR, INC., APRIL 23, 1998.

                                    (continued on the reverse side)

                            APPENDIX II
                                                  /X/  Please mark your
                                                       votes as indicated
                               WICOR                   in this example
                               PROXY
------------------------------------------------------------------------
   The Board of Directors recommends a vote FOR all nominees in Item 1 and FOR item 2..
------------------------------------------------------------------------
1. Election of the following nominees as directors for three-year terms:
   Wendell F. Bueche, Daniel F. McKeithan, Jr., George E. Wardeberg
   and Essie M. Whitelaw

   FOR all nominees           WITHHOLD
   (except as marked          AUTHORITY
    to the contrary)   to vote for all nominees
         / /                     / /

    (Instruction: To withhold authority to vote for
     any nominee write the name below)
    ------------------------------------------





2. To approve the 1994 Long-Term Performance Plan, as amended.

         FOR         AGAINST         ABSTAIN
         / /           / /             / /



                                               Please check this box
                                               if you plan to attend
                                               the annual meeting
                                                       [  ]
                                               This Proxy is Solicited
                                               by the Board of Directors
Signature(s) __________________________    Date __________________


NOTE: Please sign as name appears hereon.  Joint owners should each sign.
When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                       FOLD AND DETACH HERE
March 13, 1998

Dear WICOR Shareholder:

We're pleased to send you the enclosed 1997 annual report and proxy materials. I hope you'll find the annual report interesting and informative, and that you'll exercise your right to vote at the annual meeting by returning your proxy card promptly.

I'd also like to invite you to attend WICOR's Annual Meeting of Shareholders on Thursday, April 23, 1998. This year's meeting will be held at the Italian Community Center, 631 East Chicago Street, Milwaukee, Wisconsin, beginning at 2:00 p.m. (Central Time). A map with directions to the center is on the reverse side of this letter. Free parking is available in a lot on the south side of the building.

At the meeting, we will elect directors, VOTE ON THE 1994 Long-Term
Performance Plan, as amended, discuss 1997 performance and talk about the future. As an investor in WICOR, you have a right and a responsibility to vote on issues affecting your company. Regardless of whether you plan to attend the annual meeting, please mark the appropriate boxes on the proxy form, and then date, sign and promptly return the form in the enclosed, postage-paid envelope. If you sign and return the proxy form without specifying your choices, your shares will be voted according to the recommendations of your board of directors.

If you plan to attend the annual meeting, please check the appropriate box on the proxy card. We welcome your comments and suggestions, and we will provide time during the meeting for questions from shareholders. I hope to see you on April 23.

Sincerely,

George E. Wardeberg
President and Chief Executive Officer

                               WICOR

                     COMMON SHAREHOLDER PROXY

The undersigned hereby appoints George E. Wardeberg and Joseph P. Wenzler, and each of them, as proxy with the power of substitution (to act by a majority present or if only one acts then by that one) to vote for the undersigned as indicated on the reverse side and in their discretion on such other matters as may properly be considered at the Annual Meeting of Shareholders of WICOR, Inc. to be held Thursday, April 23, 1998, at 2:00
P.M., at the Italian Community Center, 631 E. Chicago Street, Milwaukee,
Wisconsin, and at any adjournments thereof.

The shares represented by this proxy will be voted as directed by the shareholder. If no direction is given when the duly executed proxy is returned, such shares will be voted "FOR" all nominees in Item 1, "FOR"
Item 2, and in the discretion of the proxies on any other items of business as may properly arise at the meeting.

Please mark, date and sign on the reverse side exactly as name appears and return in the enclosed postage-paid envelope. If shares are held jointly, each shareholder named should sign. If signing as attorney, administrator, executor, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by duly authorized officer.



THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL
MEETING OF SHAREHOLDERS OF WICOR, INC., APRIL 23, 1998.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                       FOLD AND DETACH HERE



           Map of downtown Milwaukee, Wisconsin, showing
      location of annual meeting and the routes to take within
         Milwaukee and from Chicago, Green Bay and Madison.


